UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2017

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective March 6, 2017, the board of directors (the “Board”) of CoreLogic, Inc. (the “Company”) appointed Frank Martell as President and Chief Executive Officer of the Company. A Current Report on Form 8-K announcing his appointment was filed by the Company on March 6, 2017 (“March 6 8-K”). Mr. Martell’s biography was included in the March 6 8-K.

On March 14, 2017, the Compensation Committee of the Board reviewed and approved an increase in compensation for Mr. Martell in connection with his promotion to President and Chief Executive Officer. Effective as of March 6, 2017, Mr. Martell will receive the following compensation: base salary of $725,000; annual incentive compensation plan target of 125% of base salary; and long-term incentive plan target of 450% of base salary. Mr. Martell will enter into a new form of employment agreement and change in control agreement in connection with his promotion, which agreements will be summarized and filed once executed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CoreLogic, Inc.
(Registrant)

Date:	March 17, 2017	By:	/s/ Stergios Theologides
		Name:	Stergios Theologides
		Title:	SVP, General Counsel and Secretary